Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby appoints Darrell D. Martin or Gregory B. Nevers (each with full power to act alone), as his true and lawful attorneys-in-fact, and grants unto said attorneys the authority in his name and on his behalf to execute and file (individually and in the capacity stated below) any documents relating to the registration by Markel Corporation (the “Company”) of securities of the Company in connection with the Company’s filing of a Registration Statement on Form S-3 and any and all amendments or supplements thereto, including without limitation any registration statement registering additional securities under Rule 462(b), in each case with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys, and each of them, full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has signed this power of attorney this 9th day of August, 2004.

/s/Alan I. Kirshner
Alan I. Kirshner, Director (Chief Executive Officer)

/s/Anthony F. Markel
Anthony F. Markel, President, Director

/s/Steven A. Markel
Steven A. Markel, Vice-Chairman, Director

/s/Darrell D. Martin
Darrell D. Martin, Executive Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

Douglas C. Eby, Directori

/s/Leslie A. Grandis
Leslie A. Grandis, Director

Stewart M. Kasen, Director

Jay M. Weinberg, Director